CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated October 23, 2015 relating to the financial statements and financial highlights of Retirement Choices at 2010 Portfolio and Retirement Choices at 2015 Portfolio, both series of John Hancock Funds II, appearing in the August 31, 2015 Annual Report to Shareholders. We also consent to the references to us under the headings “Experts” and “Exhibit B- Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our report dated October 23, 2015 relating to the financial statements and financial highlights appearing in the August 31, 2015 Annual Report to Shareholders of Retirement Choices at 2010 Portfolio and Retirement Choices at 2015 Portfolio, both series of John Hancock Funds II. We also consent to the references to us under the heading “Financial Highlights” and “Independent Registered Public Accounting Firm” in the January 1, 2016 Prospectus and Statement of Additional Information of Retirement Choices at 2010 Portfolio and Retirement Choices at 2015 Portfolio.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 23, 2016